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                                                                   EXHIBIT 21.01
                    Subsidiaries of the Registrant


1.     CME Development Corporation, Inc.
       State of Incorporation--Delaware

2.     CME Programming Services, Inc.
       State of Incorporation--Delaware

3.     Central European Media Enterprises N.V.
       Jurisdiction of Incorporation--Netherlands Antilles

4.     CME Media Enterprises B.V.
       Jurisdiction of Incorporation--Netherlands

5.     CME Medienbeteiligungen GmbH
       Jurisdiction of Incorporation--Germany

6.     CME Medienbeteiligungen GmbH and Co. Media Enterprises KG
       Jurisdiction of Incorporation--Germany

7.     Ceska Nezavisla Televizini Spolecnost s.r.o.
       Jurisdiction of Incorporation--Czech Republic

8.     CME Medienbeteiligungen GmbH and Co. Zweite Medienprojekte
       Berlin KG
       Jurisdiction of Formation--Germany

9. CME Medienbeteiligungen GmbH and Co. Erste Medienprojekte Berlin KG Jurisdiction of Formation--Germany

10.    1A TV Beteiligungsgesellschaft GmbH & Co. Betriebs KG
       Jurisdiction of Formation--Germany

11.    Franken Funk & Fernsehen GmbH
       Jurisdiction of Corporation--Germany

12.    NMF Neue Medien Franken GmbH & Co. KG
       Jurisdiction of Incorporation--Germany

13.    Tele 59 d.o.o. Maribor
       Jurisdiction of Formation--Slovenia

14.    Boutique MMTV d.o.o. Ljubljana
       Jurisdiction of Formation--Slovenia

15.    Produkcija Plus d.o.o. Ljubljana
       Jurisdiction of Formation--Slovenia

16.    Radio Alfa a.s.
       Jurisdiction of Formation--the Czech Republic


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17.    2002 Tanacsado es Szolgaltato Korlatolt
       Felelossegu Tarsasag
       Jurisdiction of Formation--Hungary

18.    Media Pro International S.A.
       Jurisdiction of Formation--Romania

19.    CME Ukraine Holding GmbH
       Jurisdiction of Formation--Austria

20.    International Media Services Ltd.
       Jurisdiction of Formation--Bermuda

21.    Innova Film GmbH
       Jurisdiction of Formation--Germany

22.    Intermedia
       Jurisdiction of Formation--Ukraine

23.    Studio 1+1
       Jurisdiction of Formation--Ukraine

24.    Videovox Kft
       Jurisdiction of Formation--Hungary

25.    Unimedia SRL
       Jurisdiction of Formation--Romania

26.    Mobil Rom SA
       Jurisdiction of Formation--Romania

27.    STS s.r.o.
       Jurisdiction of Formation--Slovakia

28.    Sachsen Fund and Fernsehen GmbH
       Jurisdiction of Formation--Germany

29.    TVN Limited
       Jurisdiction of Formation--Poland

30.    TV Wisla Limited
       Jurisdiction of Formation--Poland

31.    BIS Ballungsraumfernsehen in Sachsen GmbH
       Jurisdiction of Formation--Germany

32.    Sachsen Fernsehen GmbH and Co. Frenseh-Beteriebs KG
       Jurisdiction of Formation--Germany

33.    Sachsen Fernsehen Vewaltungs GmbH
       Jurisdiction of Formation--Germany